SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2003

VERSATA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-29757	68-0255203
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

300 Lakeside Drive, Suite 1500, Oakland, California, 94612

(Address of principal executive office including zip code)

(510) 238-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

ITEM 5.	OTHER EVENTS

Mr. Doehrman has tendered his resignation as chief operating and financial officer of the Company effective November 17, 2003. Mr. Doehrman will be leaving the Company to assume a financial executive position at another company. Mr. Will Fredrick, who is the corporate controller of the company, has been appointed the acting chief financial officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSATA, INC.

Date:	October 31, 2003	By:	/s/ Alan Baratz
Alan Baratz
Chief Executive Officer, President, Director

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